INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 12, 2002

To the Stockholders of Insituform East, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 2002 will be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware on Thursday, December 12, 2002, at 11:00 a.m. local time, for the following purposes:

     1.   Proposal No. 1: To elect directors of the Corporation;

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on October 24, 2002, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A copy of the Corporation's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002, a Proxy and a Proxy Statement accompany this Notice.


     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                          By Order of the Board of Directors,


                                          /s/Robert F. Hartman
                                          Robert F. Hartman
                                          Secretary




Landover, Maryland
November 4, 2002

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608

                         ANNUAL MEETING OF STOCKHOLDERS
                                December 12, 2002

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware on Thursday, December 12, 2002, at 11:00 a.m. local time, and any adjournments thereof (the "Meeting").

     The Board of Directors has fixed the close of business on October 24, 2002, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

     Stockholders are requested to complete, sign and date the enclosed Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

     Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as director of the Company of that nominee for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; (ii) FOR the election as directors of the Corporation of those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; and (iii) if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2002, are first being mailed to the Company's stockholders of record on or about November 4, 2002.



                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 1,353,089 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 99,199 of such shares.

     Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record Date:

      Name & Address of                                           Amount & Nature of          Percent
      Beneficial Owner         Title of Class                    Beneficial Ownership        of Class


CERBCO, Inc.                   Common Stock                            1,414,850             34.9% 1/
3421 Pennsy Drive              Class B Common Stock                      296,141             99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785
------------------------------------------------------------------------------------------------------


1/ Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast 62.2% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.

2/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common - Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:

                                                           Amount & Nature of Beneficial Ownership
    Name of Beneficial Owner        Title of Class           Owned Outright Exercisable Options Percent of Class


George Wm. Erikson 1/               Common Stock                   16,500              75,000             2.0%
Robert W. Erikson 1/                Common Stock                        0              75,000             1.7%
Webb C. Hayes, IV                   Common Stock                        0              75,000             1.7%
Paul C. Kincheloe, Jr.              Common Stock                        0              75,000             1.7%
All directors and officers as       Common Stock                   16,500             300,000             7.1%
  a group (7 persons,               Class B Common Stock                0                   0             0.0%
  including those named above)
-----------------------------------------------------------------------------------------------------------------

1/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of four directors. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2003, and until their respective successors shall have been duly elected and qualified.

     All of the four persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

     One of the four nominees for election to the Company's Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to this nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to the nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:

           Name, Age, Principal Occupation,                      First Became          Class of Common Stock
         Business Experience and Directorships                    A Director            For Which Nominated

George Wm. Erikson, Age 60 1/                                        1984           Class B Common Stock

     Chairman,  member of the Chief  Executive  Officer  Committee  and  General
     Counsel since 1986,  Chairman of the Board of Directors  from 1985 to 1986;
     CERBCO,  Inc.  --  Chairman,  General  Counsel  and  Director  since  1988;
     CERBERONICS,  Inc. -- Vice Chairman since 1988, Chairman from 1979 to 1988,
     Secretary from 1976 to 1988,  General Counsel since 1976 and Director since
     1975;  Capitol  Office  Solutions,  Inc. -- Chairman,  General  Counsel and
     Director from 1987 to June 30, 1997.

Robert W. Erikson, Age 57 1/                                         1985           Class B Common Stock

     President  since  September  1991,  Vice  Chairman  and member of the Chief
     Executive  Officer  Committee  since  1986,  Vice  Chairman of the Board of
     Directors from 1985 to 1986; CERBCO,  Inc. -- President,  Vice Chairman and
     Director since 1988; CERBERONICS, Inc. -- Chairman since 1988, President from 1977 to 1988 and Director since 1974; Capitol Office Solutions, Inc.
     -- Vice Chairman and Director  from 1987 to June 30, 1997;  Director of The
     Palmer National Bank from 1983 to 1996, and Director of its successor,  The
     George Mason Bank, N.A., until June, 1997.

Webb C. Hayes, IV, Age 54 2/ 3/                                      1994           Common Stock

     Managing Director of Private Client Services at Friedman,  Billings, Ramsey
     Group,  Inc.;  Director and Vice  Chairman of United Bank from June 1997 to
     May 1999; Director and Executive Vice President of George Mason Bankshares,
     Inc. and Chairman,  President and CEO of The George Mason Bank,  N.A., from
     1996 to 1997;  Chairman of the Board of Palmer National Bancorp.,  Inc. and
     The Palmer National Bank from 1985 to 1996,  President and CEO from 1983 to
     1996;  Director  of CERBCO,  Inc.  since 1991;  Director of Capitol  Office
     Solutions, Inc. from 1992 to June 30, 1997; Director of the Federal Reserve
     Bank of Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 61 2/ 3/                                 1994           Class B Common Stock

     Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and  Schneiderman  since 1983;  Director of CERBCO,  Inc.
     since 1991;  Director of Capitol Office  Solutions,  Inc. from 1992 to June
     30,  1997;  Director  of Herndon  Federal  Saving & Loan from 1970 to 1983;
     Director of First Federal Savings & Loan of Alexandria from 1983 to 1989.
----------------------------------------------------------------------------------------------------------


1/   Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
2/   Member of Audit Committee.
3/   Member of Stock Option Committee.


                      COMMITTEES OF THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors has an Audit Committee and a Stock Option Committee, the members of which are all outside directors. The names of the committees' members are indicated in the table above. Each of the Audit Committee members is "independent" as that term is defined under the rules of the National Association of Securities Dealers ("NASD"). The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

     The Board of Directors has adopted, and the Audit Committee operates under, an Audit Committee Charter. The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets periodically with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached hereto as Appendix A.

     The Stock Option Committee administers the 1999 Employee Stock Option Plan. Generally, the Stock Option Committee has the authority to determine, subject to the provisions and conditions of the plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

MEETING ATTENDANCE

     During the fiscal year ended June 30, 2002, the Board of Directors met on eight occasions. The Audit Committee met on one occasion. The Stock Option Committee did not meet. Each incumbent director attended 75% or more of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent public accountants the audited financial statements. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent public accountants the written disclosures required by Independence Standards Board No. 1, Independence
Discussions with Audit Committees and discussed with them their independence from the Company and its management. And, the Audit Committee has considered whether the independent public accountants provision of other non-audit services to the Company is compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-KSB for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee

Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who are executive officers and directors, is provided under the section entitled "Present Directors Who Are Nominated For Re-election." The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 2002:

John F. Mulhall, Age 56

     Vice President of Sales and Marketing since 1988, Director of Sales and Marketing from 1987 to 1988; employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 48

     Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 55

     Vice President of Administration and Secretary since 1991; Treasurer and Chief Financial Officer since May 2002; Vice President and Controller of CERBCO, Inc. since 1988, Secretary since 1991, Treasurer and Chief Financial Officer since 1997; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                             EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

     Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Company as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

     The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.


PHILOSOPHY

     The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance, thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

     The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) compensation pursuant to plans; and
(c) incentive cash bonuses.

     Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

     (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

     The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Applying the Company's compensation philosophy during the annual review in September 2001, it was the judgment of the CEOC and the Board that the base salary of each non-CEOC executive officer should be increased 3.5% effective October 1, 2001. Further, the CEOC recommended, and the Board approved, no base salary increase for the members of the CEOC.

     In May 2002, as a cost-cutting measure in response to the Company's continuing financial losses, the CEOC implemented a 12.5% reduction in the base salaries of each of the Company's non-CEOC executive officers. Such reduction followed a 25% reduction, implemented in October 2001, in each of the base salaries of the members of the CEOC. In October 2002, the CEOC restored the 12.5% reduction in the base salaries of each of the Company's non-CEOC executive officers.

     (b) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC) are eligible to participate in the Employee Advantage Plan. The plan is a non-contributory profit sharing retirement plan, and includes a salary reduction feature under Section 401(k) of the Internal Revenue Code. Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees. No contribution was authorized for the fiscal year ended June 30, 2002.

     Officers of the Company (including members of the CEOC) are also eligible to participate in the 1999 Employee Stock Option Plan. Stock option awards to any employee, including any officer, are discretionary and determined by the Company's Stock Option Committee. The Stock Option Committee must consider the following factors, articulated in the Stock Option Plan and consistent with the Company's compensation philosophy: (i) the duties and responsibilities of eligible employees; (ii) their past and prospective contributions to the success of the Company; and (iii) the extent to which they are performing, and will continue to perform, outstanding service for the benefit of the Company. No options available under this plan were granted to, or exercised by, any officers of the Company during fiscal year 2002.

     Two of the executive officers of the Company, and a former executive officer, are eligible to receive plan compensation through the Company's
Supplemental Executive Retirement Plan (the "IEI SERP"). The remaining three officers of the Company (including members of the CEOC) do not participate in this plan, but are participants in a similar plan offered by the Company's parent holding company, CERBCO, Inc.

     Pursuant to the IEI SERP, the covered executives will receive a monthly retirement benefit for life equivalent to 25% of the final monthly salary such executive received from the Company as defined in and limited by the executive's agreement. The terms of the IEI SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the covered executives. The Company has established such a trust, which has been funded by life insurance policies. The Board views the IEI SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the IEI SERP is fully consistent with Insituform East's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

     (c) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-equity ("ROE") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROE bonus is earned, is calculated by multiplying the Company's annual ROE percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officer's base compensation. The underlying concept of the ROE bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders. For the fiscal year ended June 30, 2002, due to negative net earnings, no incentive cash bonuses for officers were either earned or approved.

COMPENSATION OF MEMBERS OF THE CEOC

     On September 11, 2001, the Board approved without change a base annual salary of $225,271, effective October 1, 2001, for each current member of the CEOC, namely, George Wm. Erikson and Robert W. Erikson. Approval came after a review of total compensation of members of the CEOC. The decision made by the Board was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. As a consequence of the Company's reported negative net earnings, the members of the CEOC did not receive any cash incentive bonuses for fiscal year 2002. Members of the CEOC participated in the Employee Advantage Plan during fiscal year 2002 but did not receive profit sharing contributions or 401(k) plan matching contributions. Both members of the CEOC received allocations of forfeitures along with all other plan participants. No stock options were granted to either George Wm. Erikson or to Robert W. Erikson under the 1999 Employee Stock Option Plan.

     On October 4, 2001, during a discussion of the CEOC's plans to return the Company to a positive financial condition, the Board determined to reduce the level of base annual salaries paid to the members of the CEOC as a symbol of the cost-cutting measures that would be necessary throughout the Company. Accordingly, the Board approved a reduction of 25% in the base annual salaries of George Wm. Erikson and Robert W. Erikson, from $225,271 to $168,953, effective October 12, 2001.

     In reviewing and approving the compensation of the CEOC members, the Board took into account that, while George Wm. Erikson and Robert W. Erikson were devoting the predominate portion of their time and effort to the Company, they were also devoting a portion of their time and effort to the parent company, CERBCO, Inc., and to its wholly-owned subsidiary, CERBERONICS, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson were commensurate with the time and effort devoted to the activities of, and their duties and responsibilities with, the Company.

The Board of Directors

George Wm. Erikson
Robert W. Erikson
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.

SUMMARY COMPENSATION

     The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 2002, 2001 and 2000:


                           SUMMARY COMPENSATION TABLE
                                                                                           Long-Term Compensation
                                                                                     -----------------------------------
                                                Annual Compensation                           Awards           Payouts
                                 ---------------------------------------------------          ------           -------

  Name and Principal    Fiscal   Salary     Bonus     Other Annual    Total Annual   Restricted   Securities   LTIP      All Other
       Position         Year        ($)       ($)     Compensation    Compensation   Stock        Underlying   Payouts  Compensation
                                                         ($) 4/           ($)        Awards ($)    Options/      ($)       ($) 5/
                                                                                                   SARs (#)
----------------------- -------- ---------- -------- --------------- --------------- ----------- ------------- -------- ------------

George Wm. Erikson       2002     $186,282       $0        $0            $186,282       $0                0       $0        $  949
Chairman & General       2001      225,271        0         0             225,271        0           15,000        0         1,463
Counsel 1/               2000      223,106        0         0             223,106        0           15,000        0         3,540

Robert W. Erikson        2002     $186,282       $0        $0            $186,282       $0                0       $0        $  949
President 1/             2001      225,271        0         0             225,271        0           15,000        0         1,463
                         2000      223,106        0         0             223,106        0           15,000        0         1,140

John F. Mulhall          2002     $132,315       $0        $0            $132,315       $0                0       $0        $  687
Vice President of        2001      131,799        0         0             131,799        0           40,000        0         1,062
Sales & Marketing        2000      130,532        0         0             130,532        0                0        0         1,552

Gregory Laszczynski      2002     $144,247       $0        $0            $144,247       $0                0       $0        $  769
Vice President of        2001      143,435        0         0             143,435        0           40,000        0         1,177
Operations               2000      142,055        0         0             142,055        0                0        0         3,177

Robert F. Hartman        2002      $96,427       $0        $0            $ 96,427       $0                0       $0        $  509
Vice President,          2001       95,883        0         0              95,883        0           30,000        0           783
Secretary, Treasurer     2000       94,962        0         0              94,962        0                0        0         1,004
Chief Financial
Officer 2/

Raymond T. Verrey        2002     $108,428       $0        $0            $108,428       $0                0       $0        $    0
3/                       2001      107,817        0         0             107,817        0           30,000        0           783
                         2000      106,780        0         0             106,780        0                0        0         1,004
----------------------- -------- ---------- -------- --------------- --------------- ----------- ------------- --------- -----------

1/ The Company's Chief Executive Officer Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company.
2/ Mr. Hartman assumed the additional duties of Treasurer & Chief Financial Officer effective May 18, 2002.
3/ Mr. Verrey formerly held the positions of Vice President & Chief Financial Officer. During the fiscal year ended June 30, 2002, Mr. Verrey elected early retirement with last date of employment on May 17, 2002 and salary continuation ending November 15, 2002.
4/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.
5/ Amounts allocated under the Insituform East, Incorporated Employee Advantage Plan.


COMPENSATION PURSUANT TO PLANS

Insituform East, Incorporated Employee Advantage Plan

     The Company maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with the Company for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Company's Board of Directors which determines, at its discretion, the amount of the Company's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of the Company, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of the Company's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2002.

     The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. At its discretion, the Company's Board of Directors may authorize an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. No matching contribution was authorized for the fiscal year ended June 30, 2002. The following amounts forfeited by former participants who terminated employment with Insituform East during fiscal year 2001 were reallocated under the plan to the Company's officers:

Names and Capacities in Which                                           Contributions for          Vested Percent
Cash Contributions Were Made                                             Fiscal Year 2002           as of 6/30/02
----------------------------                                             ----------------           -------------

George Wm. Erikson, Chairman                                                    $949                     100%
Robert W. Erikson, President                                                     949                     100%
John F. Mulhall, Vice President of Sales & Marketing                             687                     100%
Gregory Laszczynski, Vice President of Operations                                769                     100%
Robert F. Hartman, Vice President of Administration & Secretary                  509                     100%

All Executive officers as a group (5 persons)                                 $3,863                     N/A
-----------------------------------------------------------------------------------------------------------------

1/   Amounts  totaling  $17,461  were  forfeited  by  former   participants  who
     terminated employment with Insituform East during fiscal year 2002 and were reallocated to remaining plan participants.

Insituform East, Incorporated Supplemental Executive Retirement Plan

     During fiscal year 1998, the Company entered into Supplemental Executive Retirement Agreements with Messrs. John Mulhall and Gregory Laszczynski pursuant to a Supplemental Executive Retirement Plan (the "IEI SERP"). Each agreement provides for monthly retirement benefits of 25% of the executive's final aggregate monthly salary from the Company as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the IEI SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

     To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

          the completed years (and any fractional year) of employment by the Company after 1997 to the total number of years (and any fractional year) of employment by the Company after 1997 that the executive would have completed if he had continued in employment to age 65.

     If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $700,000. If the executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

     The IEI SERP is  technically  unfunded,  except  as  described  below.  The
Company will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the IEI SERP to various rules under the Employment Retirement Income Security Act of 1974, the Company has established an irrevocable trust called the Insituform East, Incorporated Supplemental Executive Retirement Trust. This trust is subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of Messrs. Mulhall and Laszczynski to provide for financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on the Company's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to the Company.

     Each executive's covered compensation under the IEI SERP is equal to his final base salary as defined in and limited by the executive's agreement. The maximum covered compensation for each executive is his salary as of December 31, 1997, increased 2% annually beginning in 1998.

     The following table sets forth information concerning vested annual benefits as of June 30, 2002 for the two executives covered by the IEI SERP:

                            Years of Credited        Current Annual              Vested                  Vested
       Name                Service Under Plan     Covered Compensation         Percentage            Annual Benefit
       ----                ------------------     --------------------         ----------            --------------

John F. Mulhall                     5                   $ 136,411                35.71%                 $ 12,178
Gregory Laszczynski                 5                   $ 148,454                22.73%                 $  8,436


1999 Board of Directors' Stock Option Plan

     The Company adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors Stock Option Plan. The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. The plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the Directors of the Company.

     Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1999 Board of Directors Stock Option Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

     On May 14, 2002, options on a total of 60,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of four directors) at a per share price of $0.80. No options available under this plan were exercised by directors of the Company during fiscal year 2002.

 1994 Board of Directors' Stock Option Plan

     Insituform  East  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting  of  Stockholders,  the  Insituform  East,  Incorporated  1994  Board of
Directors Stock Option Plan (the "IEI 1994 Directors' Plan"). The purpose of this plan is the same as the IEI 1999 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 9, 1994 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. Under the terms of this plan, up to 120,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East. No options available under the plan were exercised by directors of Insituform East during fiscal year 2002.

1999 Employee Stock Option Plan

     The Company adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Employee Stock Option Plan. The purpose of the plan is to advance the growth and development of the Company by affording an opportunity to full-time employees of the Company to purchase shares of the Company's Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. Any employee of the Company who is employed on a full time basis is eligible for participation. Under the terms of the plan, up to 350,000 shares of the Company's Common Stock have been reserved for the employees of Insituform East. The plan is administered by the Incentive Stock Option Plan Committee, consisting of Messrs. Paul C. Kincheloe, Jr. and Webb C. Hayes, IV.

     On December 8, 2000, options on a total of 140,000 shares of Common Stock were granted to then four executive officers of the Company (options on 40,000 shares each to Messrs. Mulhall and Laszczynski and 30,000 shares each to Messrs. Verrey and Hartman) at a per share price of $1.5625. These options will vest on December 8, 2002 and are exercisable at any time and from time to time until December 8, 2005, unless exercisable sooner as set forth in the executives' option agreements. No options available under this plan were exercised by executive officers of the Company during the fiscal year ended June 30, 2002.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table reflects, as of June 30, 2002, information concerning all equity compensation plans approved by the Company's stockholders. The Company has no equity compensation plans that have not been approved by the Company's stockholders.

                                         EQUITY COMPENSATION PLAN INFORMATION
                                                                                                        Number of
                                                                                                        Securities
                                                        Number of                                  Remaining Available
                                                     Securities to be                              for Future Issuance
                                                       Issued Upon          Weighted Average           Under Equity
                                                       Exercise of           Exercise Price         Compensation Plans
                                                       Outstanding           of Outstanding             [excluding
                                                    Options, Warrants           Options,                securities
                                                        and Rights            Warrants and         reflected in column
                                                                                 Rights                    (a)]

Plan Category                                              (a)                     (b)                     (c)
--------------------------------------------------- ------------------- --- ------------------ --- ---------------------
Equity compensation Plans Approved by
     Security Holders                                    440,000                  1.491                  555,000
Equity Compensation Plans Not Approved by
     Security Holders                                          0                  0.000                        0
                                                         -------                                         -------
                           Total                         440,000                                         555,000
                                                         =======                                         =======


OPTIONS/SAR GRANTS TABLE

     The following table sets forth information concerning options granted to each of the named executive officers during fiscal year 2002 under the 1999 Board of Directors' Stock Option Plan:


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                                        Individual Grants
                                            % of Total
                                           Options/SARs
                                            Granted to    Exercised or
                         Options/SARs        Employees     Base Price      Expiration
Name                      Granted (#)     in Fiscal Year    ($/Share)         Date
--------------------------------------------------------------------------------------

George Wm. Erikson              15,000 1/        25%          $0.80         5/14/07

Robert W. Erikson               15,000 1/        25%          $0.80         5/14/07
--------------------------------------------------------------------------------------


1/ Options granted under the 1999 Board of Directors Stock Option Plan.


AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     No option or Stock Appreciation Right grants made under the 1999 or 1994 Board of Directors Stock Option Plans or the 1999 Employee Stock Option Plan to any of the named executive officers were exercised during fiscal year 2002. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers as of June 30, 2002:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                      Number of Securities Underlying    Value of Unexercised
                                                        Unexercised Options/SARs at    In the Money Options/SARs
                                                            Fiscal Year-End (#)          at Fiscal Year-End ($)
                                                       -------------------------------------------------------------
                        Shares Acquired        Value
Name                    on Exercise (#)    Realized ($)  Exercisable   Unexercisable    Exercisable Unexercisable


George Wm. Erikson            0                  $0       75,000 1/         0                $0         $0

Robert W. Erikson             0                  $0       75,000 1/         0                $0         $0

John F. Mulhall               0                  $0            0          40,000 2/          $0         $0

Gregory Laszczynski           0                  $0            0          40,000 2/          $0         $0

Raymond T. Verrey             0                  $0            0          30,000 2/          $0         $0

Robert F. Hartman             0                  $0            0          30,000 2/          $0         $0
--------------------------------------------------------------------------------------------------------------------

1/ Options granted under the IEI 1999 and1994 Board of Directors Stock Option Plans.
2/   Options granted under the IEI Employee Stock Option Plan.

REPRICING OF OPTIONS/SARs

     The Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 2002.

LONG-TERM INCENTIVE PLAN AWARDS

     The Company does not have any long-term incentive plans.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     During fiscal year 2001, two of the Company's current executive officers, Messrs. Mulhall and Hartman, entered into severance agreements with the Company whereby, in the event of a change in control of the Company and the subsequent termination of the executive's employment, the executive will receive payment of one year's base salary and annual bonus, if any. The agreements also provide that, in the event the executive voluntarily resigns, the executive will not, without consent of the Company, enter into employment or other association with any other pipeline rehabilitation business in the United States. No other arrangements between the Company and any named executive officer, or payments to an executive officer, resulted or will result from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000 during fiscal year 2002.

COMPENSATION OF DIRECTORS

     Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company receive no remuneration for their service as directors but are eligible with all other directors to participate in the 1999 and 1994 Board of Directors' Stock Option Plans, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

CERTAIN BUSINESS RELATIONSHIPS

     Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and of President, respectively, are also both members of the Board of Directors and executive officers of CERBCO, Inc., a parent holding company with controlling interest in Insituform East. Insituform East maintains a $6,000,000 Intercompany Line of Credit facility with CERBCO, collateralized by substantially all tangible and intangible assets owned by the Company. Loans against the facility are due on demand with interest payable monthly at the commercial bank prime lending rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company's Board of Directors does not have a Compensation Committee; the Board of Directors serves in that capacity. Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, participate in, and during fiscal year 2002 participated in, deliberations of the Board of Directors concerning executive officer compensation.

     In their capacity as directors of CERBCO, Inc., Messrs. George Wm. Erikson and Robert W. Erikson participate in, and during fiscal year 2002 participated in, deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche, LLP was engaged to audit the Company's consolidated financial statements for the fiscal year ended June 30, 2001. This engagement included reviews of the quarterly financial statements included in the Company's Forms 10-QSB during the fiscal year ended June 30, 2002. On June 11, 2002, Deloitte & Touche was dismissed as the Company's independent public accountants, and Aronson & Company was appointed to audit the Company's financial statements for the fiscal year ended June 30, 2002. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

     Deloitte & Touche's report on the Company's financial statements for the fiscal year ended June 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the interim period through the date the relationship ended, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     Representatives of Aronson & Company are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the Company's financial statements for the fiscal year ending June 30, 2003. It is anticipated that the Audit Committee will make its recommendation to the Board of Directors, and that the appointment of independent public accountants will be made by the Board of Directors, prior to June 30, 2003.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the annual consolidated financial statements of the Company included in Form 10-KSB for the fiscal year ended June 30, 2002 were $58,496.

Financial Information Systems Design and Implementation Fees

     No fees were billed to the Company for financial information systems design and implementation services by Aronson & Company or Deloitte & Touche for the fiscal year ended June 30, 2002.

ALL OTHER FEES

     No fees for services to the Company, other than as described above, were billed by Aronson & Company for the fiscal year ended June 30, 2002. The aggregate fees billed by Deloitte & Touche for such services during the fiscal year ended June 30, 2002, were $63,031. These fees were incurred primarily in connection with tax preparation.

AUDIT COMMITTEE DETERMINATION

     Because the services other than audit services rendered by Deloitte & Touche were not material in amount, nor was the nature of the services rendered incompatible with maintaining the auditors' independence, the Audit Committee believes that the provision of these services did not impair Deloitte & Touche's independence with respect to the Company during the period prior to June 11, 2002.

SERVICES BY EMPLOYEES OF ARONSON & COMPANY

     No part of Aronson & Company's engagement to audit the Company's financial statements for the fiscal year ended June 30, 2002 was attributable to work performed by persons other than Aronson & Company's permanent employees.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, a copy of which accompanies this Proxy Statement.

                      DEADLINE FOR SUBMITTING STOCKHOLDER
      PROPOSALS FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2003 ANNUAL MEETING

     A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2003 must be received by the Company no later than July 3, 2003, in order to be included in the Company's Proxy Statement for that meeting. Any stockholder proposal that is received later than July 3, 2003 will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

     A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                      By Order of the Board of Directors,


                                      /s/Robert F. Hartman
                                      Robert F. Hartman
                                      Secretary

Landover, Maryland
November 4, 2002